WEAVER MARTIN & SAMYN

April 16, 2013

Securities and Exchange Commission
Office of the Chief Accountant
100 F Street, NE
Washington, DC 20549

Re: Decision Diagnostic Corp.
Commission File Number 000-29315

Dear Sirs:

We have read Item 4.01 included in the Form 8-K of Decision Diagnosis Corp. We agree with the statements concerning our Firm in such Form 8-K; we are not in a position to agree or disagree with other statements of Decision Diagnosis Corp. contained therein.

Sincerely,

Weaver Martin & Samyn

Weaver, Martin & Samyn, LLC
Kansas City, MO

Certified Public Accountants & Consultants
411 Valentine, Suite 300
Kansas City, Missouri 64111
Phone: (816) 756-5525
Fax: (816) 756-2252